Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of ClearOne Communications, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated July 27, 2001 with respect to the consolidated financial statements of ClearOne Communications, Inc. (formerly Gentner Communications Corporation) included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.







                                                     /s/ Ernst & Young LLP



Salt Lake City, Utah
February 1, 2002